UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

☒ Filed by the Registrant                          ☐    Filed by a party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Aprea Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
	(3)	(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

535 Boylston Street

Boston, MA 02116

2021 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 9, 2021

April 28, 2021

Dear Stockholder:

I am pleased to invite you to attend Aprea Therapeutics Inc.’s 2021 Annual Meeting of Stockholders, or Annual Meeting, which will be held on Wednesday, June 9, 2021 at 9:00 a.m., Eastern Time. As part of our precautions regarding the ongoing COVID-19 pandemic and, to assist in protecting the safety and well-being of our directors, stockholders and employees, this year’s Annual Meeting will be held virtually via live webcast on the Internet. Stockholders will be able to attend the meeting, vote and submit questions via the Internet at www.virtualshareholdermeeting.com/APRE2021 by using the 16-digit control number included in your proxy materials.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of the 2021 Annual Meeting of Stockholders and Proxy Statement. Other than the proposals described in the Proxy Statement, the Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and submit your vote via the Internet, telephone or mail as soon as possible.

On behalf of the Board of Directors, I would like to express our appreciation for your ongoing support of Aprea Therapeutics.

Sincerely,

Christian S. Schade
Chairman and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Aprea Therapeutics, Inc.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. At the Annual Meeting, stockholders will be asked to vote:

●	to elect the two director nominees that are named in the attached Proxy Statement to serve as Class II directors, as well as one Class I director nominee named in the attached Proxy Statement for the remainder of his term;
●	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year; and
●	to transact any such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

MEETING INFORMATION:

Date:	June 9, 2021

Time:	9:00 a.m. Eastern Time

Virtual Location:	www.virtualshareholdermeeting.com/APRE2021

Record Date:	You can participate in the virtual annual meeting and vote if you were a stockholder of record on April 19, 2021.

Your vote matters. Whether or not you plan to attend the virtual Annual Meeting, please ensure that your shares are represented by voting promptly. Specific instructions on how to vote via the Internet, telephone or mail or virtually at the Annual Meeting are described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Scott M. Coiante Corporate Secretary April 28, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON JUNE 9, 2021. This Notice of the Annual Meeting, the accompanying Proxy Statement and our 2020 Annual Report on Form 10-K are available by visiting http://www.proxyvote.com using the 16-digit control number included in your proxy materials.

Aprea Therapeutics, Inc.

535 Boylston Street

Boston, Massachusetts 02116

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY ON JUNE 9, 2021

INTRODUCTION

This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Aprea Therapeutics, Inc., a Delaware corporation (“Aprea,” the “Company,” “we,” “us” or “our”), for use at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via live audio webcast at www.virtualshareholdermeeting.com/APRE2021 on June 9, 2021 at 9:00 a.m., Eastern time as a virtual meeting, and any adjournments or postponements thereof.

In light of public health concerns regarding the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. In accordance with the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically via the Internet. Accordingly, on or about April 28, 2021, the Company will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders containing instructions on how to access the proxy materials on the Internet, how to vote online or by telephone and, if desired, how to receive a printed set of the proxy materials. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only. For additional details regarding the Annual Meeting and voting generally, please refer to the section of this Proxy Statement entitled “General Information About the Annual Meeting.”

PROXY SUMMARY

To assist you in reviewing the proposals to be considered at the Annual Meeting, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2020 Annual Report on Form 10-K in full.

5

Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation

Item 1: Election of Two Class II Directors for Three-Year Terms Expiring at the 2024 Annual Meeting of Stockholders and One Class I Director for the Remainder of a Term Expiring at the 2023 Annual Meeting of Stockholders

Class II:

	Page 29	✓ FOR Each Nominee
Johan Christenson, M.D., Ph.D. Fouad Namouni, M.D. Class I: Richard Peters, M.D., Ph.D.
Item 2: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2021	Page 29	✓ FOR

Our Director Nominees

You are being asked to vote on the election of Johan Christenson, M.D., Ph.D. and Fouad Namouni, M.D. as Class II directors, each to serve for a three-year term expiring at our 2024 Annual Meeting of Stockholders, and Richard Peters, M.D., Ph.D. as a Class I director to serve the remainder of his term expiring at our 2023 Annual Meeting of Stockholders. Each director will hold office until his or her successor are elected and qualified or until the director’s earlier death, resignation, or removal.

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Dr. Christenson, Dr. Namouni and Dr. Peters. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards
Johan Christenson, M.D., Ph.D.	62	2016	Partner, HealthCap	Yes		M		Targovax AS, Fusion Pharmaceuticals, Inc.
Fouad Namouni, M.D.	52	2020	President, R&D, Blueprint Medicines Corp. (BPMC)	Yes			M	None
Richard Peters, M.D., Ph.D.	59	2020	President and CEO, Yumanity Therapeutics, Inc.	Yes		C		Yumanity Therapeutics, Inc.

AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

6

Corporate Governance Summary Facts

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of Board	7
Number of Independent Directors	6 out of 7 (85.7%)
Chairman of the Board	Christian S. Schade
Lead Independent Director	John B. Henneman
All Non-Employee Directors and Board Committee Members are Independent	Yes
Board Self-Evaluation	Annual
Review of Independence of Board and Committees	Annual
Independent Directors Regularly Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Directors Have Access to All Levels of Management and are Provided with Opportunities to Meet with Members of Management on a Regular Basis	Yes
Corporate Governance Guidelines	Yes

7

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:          Who can vote at the Annual Meeting?

A:          All stockholders of record of our common stock at the close of business on April 19, 2021 (the “Record Date”), are entitled to vote their shares at the Annual Meeting. As of that date, 21,186,827 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

Q:          What am I being asked to vote on?

A:          You are being asked to vote on two proposals:

●	Proposal 1: to elect two Class II directors for three-year terms expiring at the 2024 Annual Meeting of Stockholders and one Class I director for the remainder of a term expiring at the 2023 Annual Meeting of Stockholders; and
●	Proposal 2: to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q:          How do I vote?

A:          Stockholder of Record – Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.proxyvote.com (have your proxy card when you visit the website)	Calling toll-free at 1-800-579-1639 (have your proxy card when you call).

Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly by mail, Internet, or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 8, 2021. Proxy cards submitted by mail must be received by the close of business on June 8, 2021 to be counted.

Beneficial Owner – Shares Registered in the Name of Broker, Bank of Other Nominee (“Street Name”)

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in Street Name. The Internet Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you must follow the voting instructions provided by your broker, bank, or other holder in order to instruct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available.

Voting During the Annual Meeting

8

Both stockholders of record and beneficial owners will be able to vote during the Annual Meeting by logging into www.virtualshareholdermeeting.com/APRE2021 using the 16-digit control number included in your proxy materials. If you cast your vote prior to the Annual Meeting, there is no need to vote again at the Annual Meeting. Any vote cast during the Annual Meeting will revoke a previously submitted proxy. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by mail, Internet or telephone so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:          How does the Board of Directors recommend I vote on the Proposals?

A:          Our Board of Directors recommends that you vote:

●	FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1) and
●	FOR the approval and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

Q:          How will my shares be voted? Can I change my vote?

A:          In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

●	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
●	Sign a new proxy card and submit it by mail, which must be received no later than the close of business on June 8, 2021. Only your latest dated proxy card will be counted.
●	Attend the virtual Annual Meeting and vote during the meeting. Attending the Annual Meeting will not by itself revoke a previously granted proxy.
●	Give our Corporate Secretary written notice no later than the close of business on June 8, 2021 that you want to revoke your proxy.

If your shares are held in Street Name, you should follow the instructions provided by your broker, bank, or other holder of record to revoke previously submitted voting instructions.

Q:          What is the deadline for voting?

The deadline for voting by telephone or Internet prior to the Annual Meeting is 11:59 p.m. Eastern Time on June 8, 2021. You may also vote during the virtual Annual Meeting.

Q:          What are “broker non-votes” and how many votes are needed to approve each proposal?

A:          As the beneficial owner of shares held in Street Name, you may direct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

If you are a beneficial owner of shares held in Street Name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters (i.e., Proposal 2 in this Proxy Statement) but cannot vote on “non-routine” matters (i.e., Proposal 1 in this Proxy Statement).

9

The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting

Election of Two Class II Directors for Three-Year Terms Expiring at the 2024 Annual Meeting of Stockholders and One Class I Director for the Remainder of a Term Expiring at the 2023 Annual Meeting of Stockholders

	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal year 2021	Majority of the shares present and entitled to vote	Abstentions will count as a vote “against” and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

Q:          What is the quorum requirement?

A:          We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting, either virtually in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions and broker non-votes are counted as shares represented toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

Q:          Why are you holding a virtual Annual Meeting?

A:          Due to the public health impact of the ongoing COVID-19 pandemic and to support the health and well-being of our directors, stockholders, and employees, and to provide access to the Annual Meeting for our stockholders regardless of geographic location, the Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to ensure that our stockholders who attend the Annual Meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting. The live webcast of the Annual Meeting can be accessed by stockholders on the day of the meeting at www.virtualshareholdermeeting.com/APRE2021 and a recording will be available for one year following the Annual Meeting on the same website.

Q:          How do I attend, vote shares and ask questions at the virtual Annual Meeting?

A:          To attend and participate in the virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, please visit www.virtualshareholdermeeting.com/APRE2021 and use the 16-digit control number included on your proxy materials to log into the website. Instructions on how to connect to the Annual Meeting and participate via the Internet, are posted at www.virtualshareholdermeeting.com/APRE2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest but you will not be able to vote your shares or submit questions during the Annual Meeting.

10

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to the website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. Eastern Time, and you should allow ample time for check-in procedures.

You will be permitted to submit your questions during the meeting to be addressed by management during a question and answer session as time allows. Such questions must be confined to matters properly before the Annual Meeting and of general company concern. Additional information regarding questions submitted during the meeting will be available in the rules of conduct for the meeting available at www.virtualshareholdermeeting.com/APRE2021.

Q:How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you have accessing the virtual Annual Meeting or submitting questions. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Q:          Who will bear the cost of soliciting votes for the Annual Meeting?

A:          The Company will bear all expenses of this solicitation, including the cost of preparing and providing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Aprea Therapeutics may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:	How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Our Board of Directors is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

11

BOARD OF DIRECTORS

Our Board of Directors has nominated Johan Christenson, M.D., Ph.D., and Fouad Namouni, M.D. as Class II directors, each to serve for a three-year term expiring at our 2024 Annual Meeting of Stockholders and Richard Peters, M.D., Ph.D. as a Class I director to serve the remainder of his term expiring at our 2023 Annual Meeting of Stockholders.

Our Board of Directors is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. The composition of our Board is as follows:

Class I

Richard Peters, M.D., Ph.D.

Bernd R. Seizinger, M.D., Ph.D.

Class II

Johan Christenson, M.D., Ph.D

Fouad Namouni, M.D.

Class III

John B. Henneman III

Michael A. Kelly

Christian S. Schade

Each of the current Class II directors have been nominated by our Board of Directors for election at the Annual Meeting for three-year terms that will expire at the 2024 Annual Meeting of Stockholders. In addition, Richard Peters, M.D., Ph.D., a current Class I director, has been nominated by our Board of Directors for election at the Annual Meeting for the remainder of his term that will expire at the 2023 Annual Meeting of Stockholders. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, or removal.

BOARD STRUCTURE AND COMPOSITION

The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities, and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development, and succession planning.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the number of members of our Board of Directors shall be fixed by the Board from time to time. Our Board is currently fixed at seven members. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that the committee believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

12

General Criteria

• ability to contribute to the Board’s range of talent, skill, and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

o experience at senior levels in public companies,
o
o technology and financial expertise, and
o

o

 experience in leadership roles in life sciences and healthcare fields, including experience in the areas of development and commercialization of drug products, particularly in the therapeutic areas served by our product candidates, and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

• personal integrity and ethical character, commitment and independence of thought and judgment;

• capability to fairly and equally represent our stockholders;

•

confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

• willingness and ability to devote sufficient time, energy, and attention to the affairs of the Company and the Board; and

• lack of actual and potential conflicts of interest.

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience, and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills Criteria
Business Leadership & Operations	International Business

Medicine & Science	Risk Management

Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy

Pharmaceutical Product Reimbursement	Pharmaceutical Manufacturing & Supply

Pharmaceutical Marketing & Sales	Technology

Financing & Accounting

SELECTION OF CANDIDATES

Director Skill Set Considerations

In recruiting and selecting Board candidates, the Nominating and Corporate Governance Committee considers the size of the Board and the criteria listed under the “Director Skills Criteria” table above. These skills criteria help the committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Nominating and Corporate Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. While the company does not have a formal

13

policy on Board diversity, the Nominating and Corporate Governance Committee considers each candidate’s gender, race/ethnicity and other individual qualities and attributes discussed above as they may contribute to the overall composition of the Board.

BOARD REFRESHMENT

On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders, and others (including individuals seeking to join the Board). Fouad Namouni, M.D. and Richard Peters, M.D., Ph.D., each of whom are standing for election at the Annual Meeting for the first time, were first identified as candidates for directors by an independent recruitment firm.

Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described under the section titled “Stockholder Engagement - Communication.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals and Nominations for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Nominating and Corporate Governance Committee’s nominees.

DIRECTOR NOMINEES

CLASS II DIRECTORS— STANDING FOR ELECTION AT THE ANNUAL MEETING TO SERVE A TERM TO EXPIRE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Johan Christenson, M.D., Ph.D.
Age: 62	Committee Memberships: Compensation
Director Since: 2016	Other Public Directorships: Targovax AS and Fusion Pharmaceuticals, Inc.

Johan Christenson, M.D., Ph.D. has served as a member of our Board since 2016. Since 2001, Dr. Christenson has been a Partner of HealthCap, a family of venture capital funds investing globally in life sciences. Previously, Dr. Christenson was with SEB Företagsinvest, another venture capital firm, to supervise its health care portfolio. He has senior management experience from Astra Pain Control as Project Director and AstraZeneca plc as Global Product Director and member of the global therapy area management team of pain and inflammation. Dr. Christenson received his medical training at the Karolinska Institute and received his Ph.D. in basic neuroscience in 1991. He served as a lecturer in neuroscience and also held a position as Assistant Dean at the Karolinska Institute Graduate School for two years. Dr. Christenson has four years of clinical specialist training in pediatrics and pediatric neurology. Dr. Christenson serves on the board of directors of Targovax AS (OSE: TRVX), InCarda Therapeutics, Inc. and Fusion Pharmaceuticals, Inc. (Nasdaq: FUSN), He previously served on the boards of Algeta ASA (acquired by the Bayer Group), Oncopeptides AB and CoreValve, Inc. (acquired by Medronic, Inc.).

We believe Dr. Christenson is qualified to serve on our Board because of his management and investment experience in the life sciences sector and medical and scientific background.

Fouad Namouni, M.D.
Age: 52	Committee Memberships: Nominating and Corporate Governance
Director Since: 2020	Other Public Directorships: None

Fouad Namouni, M.D. has served as a member of our Board since June 2020. Beginning in September 2000, Dr. Namouni serves as President, Research & Development at Blueprint Medicines Corporation, a publicly traded precision therapy company focused on genomically defined cancers, rare diseases, and cancer immunotherapy. Dr. Namouni has more than 20 years of oncology and cancer immuno-oncology drug development expertise as well as clinical experience

14

as a pediatric oncologist. Prior to joining Blueprint Medicines, Dr. Namouni served in various leadership roles at Bristol-Myers Squibb (BMS) since 1999, including as the global development lead for the company’s cancer immunotherapy franchise. From August 2016 to April 2020, Dr. Namouni was Senior Vice President & Head of Oncology Development, with responsibility for driving product development plans from early-stage clinical development through commercialization. From September 2015 to September 2017, Dr. Namouni was Head of Medical Affairs and from January 2011 to September 2015, Dr. Namouni served as Head of Development for Opdivo® and Yervoy®, immunotherapy medications used in the treatment of cancer. Dr. Namouni holds an M.D. degree from the University of Annaba Medical School in Algeria, and a Pediatrics degree from Université Rene Descartes in Paris, France. In addition, he received a Pediatric Oncology and Hematology degree and M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

We believe Dr. Namouni is qualified to serve on our Board because of his experience in the life sciences industry, as well as his scientific background.

CLASS I DIRECTOR— STANDING FOR ELECTION AT THE ANNUAL MEETING TO SERVE REMAINDER OF TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Richard
Richard Peters, M.D., Ph.D.
Age: 59	Committee Memberships: Compensation (Chair)
Director Since: 2020	Other Public Directorships: Yumanity Therapeutics, Inc.

Richard Peters, M.D., Ph.D. has served as a member of our Board since June 2020. Beginning in September 2019, Dr. Peters serves as President, Chief Executive Officer and Director at Yumanity Therapeutics Inc. (“Yumanity”), a publicly traded company focused on finding treatments for neurodegenerative disease. Dr. Peters has more than 25 years of experience developing new therapies for difficult-to-treat diseases. Prior to joining Yumanity, Dr. Peters was President & Chief Executive Officer of Merrimack Pharmaceuticals, Inc. (“Merrimack”), a pharmaceutical company specialized in developing drugs for the treatment of cancer, from February 2017 to June 2019. Prior to Merrimack, Dr. Peters served as Senior Vice President and Head, Global Rare Diseases at Genzyme (Sanofi), a pharmaceutical company, from April 2014 to June 2016. Dr. Peters has also been an active founder and investor of several biotechnology start-up companies. Dr. Peters is a Harvard-trained physician and scientist, has served on the faculty at the Massachusetts General Hospital, and completed a Howard Hughes Medical Institute Fellowship in biophysics at Harvard Medical School. Dr. Peters commenced his medical studies at UC Louvain in Belgium and holds M.D. and Ph.D. degrees from the Medical University of South Carolina.

We believe Dr. Peters is qualified to serve on our Board because of his senior management experience at Yumanity Therapeutics and Merrimack Pharmaceuticals, his experience in the life sciences industry, as well as his scientific background.

CONTINUING DIRECTORS

CLASS I DIRECTOR —TERM EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Bernd R. Seizinger, M.D., Ph.D.
Age: 64	Committee Memberships: Nominating and Corporate Governance (Chair); Audit
Director Since: 2015	Other Public Directorships: Oncolytics Biotech, Inc. and BioInvent International AB

Bernd R. Seizinger, M.D., Ph.D. has served as a member of our board of directors since 2015. Dr. Seizinger is a board member in a number of public and private biotech companies in the United States, Europe, and Canada, including Oxford BioTherapeutics Ltd., Vaccibody AS, BioInvent International AB, Oncolytics Biotech, Inc. and CryptoMedix LLC. Previously, Dr. Seizinger was President and Chief Executive Officer of GPC Biotech, VP Oncology Drug Discovery at Bristol-Myers Squibb Company, and Executive VP and Chief Scientific Officer at Genome Therapeutics.

15

Prior to his corporate appointments, he held senior faculty positions at Massachusetts Harvard Medical School, Massachusetts General Hospital and Princeton University.

We believe Dr. Seizinger is qualified to serve on our Board because of his perspective and experience as a leader and board member in the life sciences industry, as well as his strong medical and scientific background.

CLASS III DIRECTORS —TERMS EXPIRING AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS

John B. Henneman III
Age: 59	Committee Memberships: Audit (Chair); Compensation
Director Since: 2019	Other Public Directorships: R1 RCM, Inc., SeaSpine Holdings Corp. and Anika Therapeutics, Inc.

John B. Henneman III has been a member of our Board since August 2019. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. From July 2018 until November 2018, Mr. Henneman served as the Chief Administrative Officer of NewLink Genetics Corporation (“NewLink”), a biotechnology company. From October 2014 to July 2018, Mr. Henneman served as NewLink’s Executive Vice President and Chief Financial Officer. From 1998 to 2014, Mr. Henneman served at Integra LifeSciences Holdings Corp (“Integra”), a publicly-held medical device company, in various capacities. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman was Chief Administrative Officer, responsible for Integra’s regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions, the management of Integra’s surgical instruments business, and Integra’s business development function. Mr. Henneman currently serves on the boards of directors of R1 RCM, Inc., a publicly-held revenue cycle technology and management services company, SeaSpine Holdings Corporation, a publicly-held medical technology company, Anika Therapeutics, Inc., a publicly-held medical technology company and Alafair Biosciences, Inc., a privately-held medical device company. Mr. Henneman is also senior advisor to Prettybrook Partners, a private equity firm, and a consultant with SparkMed Advisors LLC, which provides consulting and other services to start-up medical device and biotechnology companies.

We believe Mr. Henneman is qualified to serve on our Board because of his senior management experience at NewLink and Integra, his service on the boards of R1 RCM, Inc. (Nasdaq: RCM), Anika Therapeutics, Inc. (Nasdaq: ANIK) and SeaSpine Holdings Corp. (Nasdaq: SPNE), and his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions.

Michael
Michael A. Kelly
Age: 64	Committee Memberships: Audit; Nominating and Corporate Governance
Director Since: 2020	Other Public Directorships: DMC Global, Inc., NeoGenomics, Inc., Hookipa Pharma, Inc. and Amicus Therapeutics, Inc.

Michael A. Kelly has served as a member of our Board since September 2020. Since January 2018, Mr. Kelly has been acting as Founder & President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business founded by Mr. Kelly in 2018. Prior to Sentry Hill Partners, LLC, Mr. Kelly was a senior executive of Amgen, Inc., a biopharmaceutical company, from January 2003 to December 2017. Mr. Kelly has more than two decades of executive experience as a senior leader in the life sciences industry serving in various strategic finance and operations positions at Amgen Inc., most recently as Senior Vice President, Global Business Services and Vice President & CFO, International Commercial Operations. Mr. Kelly has also held positions at Biogen, Tanox and Monsanto Life Sciences. Mr. Kelly is an independent member of the board of directors for publicly-traded DMC Global, Inc., NeoGenomics, Inc., Hookipa Pharma, Inc. and Amicus Therapeutics, Inc. He also serves on the Council of Advisors and was the former audit committee chairman for Direct Relief, a humanitarian aid organization focused on health outcomes

16

and disaster relief. Mr. Kelly holds a BSc in business administration from Florida A&M University, concentrating in Finance and Industrial Relations.

We believe Mr. Kelly is qualified to serve on our Board because of his senior management experience at Amgen, his service on the boards of DMC Global, Inc. (Nasdaq: BOOM), NeoGenomics, Inc. (Nasdaq: NEO), Hookipa Pharma, Inc. (Nasdaq: HOOK) and Amicus Therapeutics, Inc. (Nasdaq: FOLD) and his extensive experience in the areas of finance, financial accounting, business transactions, and mergers and acquisitions.

Christian S. Schade
Age: 60	Committee Memberships: None
Director Since: 2016	Other Public Directorships: Integra LifeSciences Inc.

Christian S. Schade has served as our President and Chief Executive Officer and as a member of our Board since June 2016 and was appointed Chairman of the Board in September 2020. Mr. Schade has more than 30 years of private and public pharmaceutical and biotechnology industry experience, as well as broad corporate finance expertise from his tenure in investment banking. Prior to joining Aprea, from 2014 to 2015, he was Chief Executive Officer of Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson. Prior to joining Novira, Mr. Schade was Executive Vice President and Chief Financial Officer of Omthera Pharmaceuticals, Inc. (“Omthera”), a Nasdaq-listed specialty pharmaceuticals company focused on the development and commercialization of new therapies for dyslipidemia until it was acquired by AstraZeneca Plc. He also was Executive Vice President and Chief Financial Officer at NYSE-listed NRG Energy Inc., and from 2000 to 2009, he was Senior Vice President of Administration and Chief Financial Officer at Medarex, Inc. (“Medarex”), a biopharmaceutical company focused on antibody-based therapeutic products for oncology, inflammation, autoimmune disorders, and infectious diseases until it was acquired by Bristol-Myers Squibb Company. Before joining Medarex, Mr. Schade served as Managing Director at Merrill Lynch in London and held various corporate finance and capital markets positions in New York and London for both Merrill Lynch and JP Morgan Chase & Co. Mr. Schade currently serves on the board of directors of Sapience Therapeutics, Inc., and Integra LifeSciences Inc. (Nasdaq: IART) where he chairs the Finance Committee. Mr. Schade received an M.B.A. from the Wharton School at the University of Pennsylvania and an A.B. from Princeton University.

We believe Mr. Schade is qualified to serve as our Chairman and Chief Executive Officer and on our Board because of his extensive experience in leadership and management roles at various life sciences companies.

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Amended and Restated Articles of Incorporation (the “Articles”), our Bylaws, our Code of Business Conduct and Ethics (“Code of Conduct”), our Corporate Governance Guidelines and the charters of the committees of the Board. Aspects of our governance documents are summarized below. You can find our charters for each committee of the board, our Code of Conduct and our Governance Guidelines on our website www.aprea.com under “Investors—Corporate Governance— Documents and Charters.”

BOARD INDEPENDENCE

Our common stock is listed on the NASDAQ Global Select Market (“Nasdaq”). Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

17

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Our Board has determined that none of Drs. Christenson, Namouni, Peters, Seizinger and Messrs. Henneman and Kelly has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors are “independent” directors, as defined under the Nasdaq rules. Mr. Schade is not independent due to his role as our Chairman and Chief Executive Officer. In addition, Guido Magni, M.D., Ph.D., Scott Rocklage, Ph.D. and Jonathan Hepple, Ph.D., each who served during a portion of 2020 as a director of the Company, were found to be independent.

Our Board also determined that Mr. Henneman (Chair), Dr. Seizinger and Mr. Kelly, who comprise our Audit Committee; Dr. Peters (Chair), Dr. Christenson and Mr. Henneman, who comprise our Compensation Committee; and Dr. Seizinger (Chair), Dr. Namouni and Mr. Kelly, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for those committees established by applicable SEC rules and the listing standards of Nasdaq.

In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer (the “CEO”) and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be combined or separate. Currently, our leadership structure combines the offices of CEO and Chairman of the Board with Mr. Schade serving as our CEO and as Chairman of the Board. Mr. Henneman is our Lead Independent Director. Our Lead Independent Director chairs the executive sessions of our Board meetings, provides feedback to the chief executive officer, and works with the chief executive officer to set agendas for board meetings. Our Board has concluded that our current leadership structure is appropriate at this time, with the company benefiting from our CEO’s leadership on the Board, balanced by our Lead Independent Director. Our Board will continue to periodically review the leadership structure and may make such changes in the future as it deems appropriate.

BOARD DIVERSITY

Aprea Therapeutics embraces our Board’s diversity of background, experience, culture and other characteristics that make the Board unique. Diversity at the top sets the expectation for inclusion throughout the organization. As a result, we are disclosing specific diversity-related metrics, including self-identified sex, race, and sexual orientation. The Equal Employment Opportunities Commission (“EEOC”) defines an “underrepresented minority” as an individual who self identifies in one or more of the following groups: Black or African American, Hispanic or Latinx, Asian, Native American, or Alaska Native, Native Hawaiian or Pacific Islander or Two or More Races or Ethnicities. The EEOC defines a “LGBTQ+” as an individual who self identifies in one or more of the following groups: lesbian, gay, bisexual, transgender and queer or questioning in regard to their sexual orientation. One of the seven board directors self-identified as an underrepresented minority as defined by the EEOC.

RISK MANAGEMENT

Risk is inherent with every business, and we face a number of risks, including business and operational, financial, strategic, legal and compliance and reputational. Our Board of Directors’ approach to risk management includes understanding the risks we face, analyzing them with the latest information available and determining the steps that should be taken to manage those risks, with a view toward evaluating the appropriate level of a risk for a company of our size, stage of growth and financial condition. Management is responsible for the day-to-day management of the risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk

18

management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

The risk oversight process includes receiving regular reports from Board committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operational, information technology (including cybersecurity), finance, legal, regulatory, strategic, and reputational risk.

The Board of Directors focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

●	The Audit Committee oversees management of financial reporting, disclosure controls and procedures, compliance, and litigation risks, including risks related to our insurance, information technology (including cybersecurity), human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures. The Audit Committee also reviews and approves any related person transactions.
●	The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company, as well as senior leadership succession planning.
●	The Nominating and Corporate Governance Committee manages risks associated with the composition, structure of the Board and its committees, the independence of the Board, potential conflicts of interest, the effectiveness of the Board, ESG reporting and corporate governance.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board of Directors is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements as they apply to directors and executive officers, will be disclosed on our website.

ANTI-HEDGING AND PLEDGING POLICIES

We have adopted an insider trading policy that includes a provision that restricts our directors, officers, and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers, and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria,

19

director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise, and skills. Our corporate governance guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and amended by our Board when appropriate.

BOARD COMMITTEES

Our Board of Directors has established various committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our committees is an independent director as defined by the applicable requirements of the SEC and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the committees operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq and has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the committee in carrying out its responsibilities. Copies of the committee charters are available at https://ir.aprea.com/corporate-governance.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independent	AC	CC	NCGC
Johan Christenson	Yes		M
John Henneman III	Yes	C, FE	M
Michael Kelly	Yes	M, FE		M
Fouad Namouni	Yes			M
Richard Peters	Yes		C
Christian S. Schade	No
Bernd Seizinger	Yes	M		C
2020 Meetings	—	5	3	3

C = Chair
M = Member
FE= Audit Committee Financial Expert

During 2020, the Board of Directors held seven (7) meetings. Each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. Each director is also encouraged and expected to attend the Company’s annual meeting of stockholders.

Audit Committee

The members of our Audit Committee are Mr. Henneman (Chair), Mr. Kelly and Dr. Seizinger, each of whom is a non-employee member of our Board. The composition of our Audit Committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy requirements of the Nasdaq listing standards. Our Audit Committee Chair, Mr. Henneman, and Audit Committee member, Mr. Kelly, are our Audit Committee financial experts, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and each of Mr. Henneman and Mr. Kelly possesses financial sophistication, as defined under the listing standards of Nasdaq.

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

20

Among other things, the Audit Committee’s responsibilities include:

●	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;
●	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	overseeing our risk assessment and risk management processes;
●	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and
●	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

Compensation Committee

The members of our Compensation Committee are Dr. Peters (Chair), Dr. Christenson and Mr. Henneman. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives that align with the long-term interests of the Company’s stockholders and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice, and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

●	annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;
●	reviewing and making recommendations to the Board with respect to director compensation;
●	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);
●	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time; and
●	overseeing risks and exposures associated with executive compensation plans and arrangements.

21

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Dr. Seizinger, Mr. Kelly and Dr. Namouni. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board, develops and recommends to the Board a set of corporate governance guidelines and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:

●	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;
●	identifying, reviewing, and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s stockholders at each annual meeting of stockholders;
●	developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;
●	annually recommending to the Board (i) the assignment of directors to serve on each committee; (ii) the chairperson of each committee and (iii) the chairperson of the Board or lead independent director, as appropriate; and
●	periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs.

The Nominating and Corporate Governance Committee is responsible for identifying individuals that the committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

ENVIRONMENTAL, SOCIAL AND GOVERNANCE CONSIDERATIONS

We take our responsibility to patients, employees, the medical community, and the communities in which we live and work very seriously. As we grow, we plan to enhance our focus on environmental, social and governance (ESG) considerations. While we plan to expand our ESG strategy, we have already focused on the following areas:

●	Diversity, Equity and Inclusion: We are committed to providing diversity in our workforce and to taking steps to support equity and inclusion for all. As of the Record Date, women represented 25% of our workforce. We are focused on providing opportunities to advance the development of diverse employees.
●	COVID-19 Support: During the COVID-19 pandemic, our employees are provided the ability to work virtually in order to flexibly manage business and home responsibilities. We have enhanced our internal communications to ensure connectivity to our workforce. We will continue to manage this situation with a focus towards the safety of our employees.
●	Environmental Impact: We are cognizant of our responsibility to our broader environment and effort to reduce our Company’s carbon footprint wherever possible, including increasing recycling effort and eliminating paper waste when possible.

22

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company was or is to be a participant, where the amount involved exceeds $120,000 and a director, executive officer, directors, executive officers or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. The Audit Committee will evaluate all available options, including ratification, revision, or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement either were approved or ratified in compliance with this policy.

STOCKHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

23

Collaborate

We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our stockholders through various platforms, including via our website, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board of Directors as a dialogue.

Stockholders and other interested parties may communicate with the Board of Directors by writing to the Corporate Secretary at the address below. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

How to Communicate with our Directors	By mail: The Corporate Secretary, Aprea Therapeutics, Inc. 535 Boylston Street Boston, MA 02116

24

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our 2020 compensation program for our non-employee directors, which did not change as compared to the 2019 compensation program for our non-employee directors and was determined after considering input from Willis Towers Watson, the Compensation Committee’s independent compensation consultant during 2020.

Compensation Elements – Non-Employee Director Compensation Program

Cash
Annual Cash Retainer	$35,000
Annual Committee Chair Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate
Governance	$4,000
Committee Member Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate
Governance	$4,000

Equity
Initial Equity Grant	$185,000 in stock options vesting in three equal annual installments

Annual Equity Retainer	$150,000 in stock options, each vesting on the first anniversary of the date of grant and granted following the annual meeting of stockholders

Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our only employee director, Mr. Schade, receives no separate compensation for his service on the Board. Please see the 2020 Summary Compensation Table for a summary of the compensation received by Mr. Schade in his role as Chief Executive Officer of the Company.

25

2020 DIRECTOR COMPENSATION

The following table provides summary information regarding 2020 compensation to our non-employee directors.

	Fees Earned or Paid in	Option Awards
Name	Cash ($)	($) (1)	Total ($)
Johan Christenson, M.D., Ph.D. (2)	40,000	147,168	187,168
John B. Henneman III	59,321	147,168	206,489
Jonathan Hepple, Ph.D. (3)	—	—	—
Michael A. Kelly (4)	12,004	187,920	199,924
Guido Magni, M.D., Ph.D. (5)	21,500	—	21,500
Fouad Namouni, M.D. (6)	19,589	185,990	205,579
Richard Peters, M.D., Ph.D. (7)	22,003	185,990	207,993
Scott M. Rocklage, Ph.D. (8)	32,000	147,168	179,168
Bernd R. Seizinger, M.D., Ph.D.	48,500	147,168	195,668

(1)	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 9 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, each individual who served as a non-employee director of the Company during 2020 had outstanding options to purchase the following number of shares of our common stock: Dr. Christenson, 5,600 shares (waived in 2021); Mr. Henneman 24,007 shares; Dr. Hepple, 0 shares; Mr. Kelly, 12,000 shares; Dr. Magni, 0 shares; Dr. Namouni, 7,000 shares; Dr. Peters, 7,000 shares; Dr. Rocklage, 0 shares; and Dr. Seizinger, 5,600 shares. As of December 31, 2020, none of the individuals who served as a non-employee director of the Company during 2020 held any other outstanding equity awards with respect to the Company.
(2)	Due to his affiliation with HealthCap, Dr. Christenson has waived the equity component of the Company’s director compensation program. The amount reported in this table was granted prior to his waiver of the equity component of the program and was cancelled by the Company in 2021,
(3)	Dr. Hepple waived his Board and committee fees and stock option grant earned in 2020. Dr. Hepple resigned from the Board effective September 16, 2020.
(4)	Mr. Kelly joined the Board in September 2020.
(5)	Dr. Magni resigned from the Board effective June 30, 2020.
(6)	Dr. Namouni joined the Board in June 2020.
(7)	Dr. Peters joined the Board in June 2020.
(8)	Dr. Rocklage resigned from the Board effective September 16, 2020.

26

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in fiscal years 2020 and 2019.

Service	2020	2019
Audit Fees	$400,000	$830,604
Audit-Related Fees	$35,000	$10,348
Tax Fees	—	—
All Other Fees	—	—
Total	$435,000	$840,952

“Audit Fees” represent the aggregate fees for professional services rendered for the audit of our financial statements, including the review of our annual and quarterly financial statements on Form 10-K and Form 10-Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits. Audit fees for 2019 also includes fees associated with our Registration Statement on Form S-1 related to our initial public offering.

“Audit-Related Fees” primarily consist of fees related to our Registration Statements on Form S-3 and Form S-8.

“Tax Fees” consist of fees related to tax compliance, tax planning and tax advice.

“All Other Fees” consist of fees billed for products and services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2020. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

27

AUDIT COMMITTEE REPORT

ROLE OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee of our Board oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations, and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

REVIEW OF AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2020

The Audit Committee has reviewed and discussed with Aprea’s management and Ernst & Young LLP the audited consolidated financial statements of the Company for the year ended December 31, 2020. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding communications between our independent registered public accounting firm and Audit Committee.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Aprea’s annual report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

John B. Henneman III (Chair)

Michael A. Kelly

Bernd R. Seizinger, Ph.D.

28

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2024 AND ONE CLASS I DIRECTOR FOR THE REMAINDER OF TERM EXPIRING IN 2023

At the Annual Meeting, our stockholders will vote on the election of two Class II director nominees, Johan Christenson, M.D., Ph.D. and Fouad Namouni, M.D., each to serve until our 2024 Annual Meeting of Stockholders and one Class I director nominee, Richard Peters, M.D., Ph.D. to serve for the remainder of his term expiring at the 2023 Annual Meeting of Stockholders. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, or removal. Please refer to the disclosure under “Board of Directors” for more information regarding our nominees.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee(s) to stand for election. If you vote for the director nominee who becomes unable to serve, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF JOHAN CHRISTENSON, FOUAD NAMOUNI AND RICHARD PETERS.	✓

ITEM 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

The Audit Committee of the Board of Directors has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2021, and to perform audit-related services. Ernst & Young LLP has served as our independent registered public accounting firm since 2019.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting where they will be available to respond to appropriate questions and, if they so desire, to make a statement.

THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

✓

29

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Christian S. Schade	Chairman, Chief Executive Officer	60
Lars Abrahmsen, Ph.D.	Senior Vice President, Chief Scientific Officer	63
Eyal C. Attar	Senior Vice President, Chief Medical Officer	50
Scott M. Coiante	Senior Vice President, Chief Financial Officer and Secretary	54
Gregory A. Korbel, Ph.D.	Senior Vice President, Chief Business Officer	45

Christian S. Schade – For biographical information for Christian S. Schade, see “Board of Directors – Continuing Directors.”

Lars Abrahmsen, Ph.D. has served as our Senior Vice President, Chief Scientific Officer since October 2014. Dr. Abrahmsen has more than 30 years of experience in research and drug development in the pharmaceutical industry, both with small molecules and biopharmaceuticals. Beginning with postdoctoral work at Genentech, Inc., he has also worked at Swedish Orphan Biovitrum AB, Pharmacia & Upjohn, Inc., Pharmacia Corporation and KabiGen AB. More recently he served as Chief Scientific Officer at Affibody AB from 2004-2010 and as SVP of Protein Therapeutics at Algeta ASA from 2010-2013. Dr. Abrahmsen has experience from discovery research to preclinical development and has primarily focused on projects within oncology and metabolic diseases. Dr. Abrahmsen received a Ph.D. in Biochemistry and an M.S. in Chemistry, both from the Royal Institute of Technology in Stockholm, Sweden.

Eyal C. Attar, M.D. has served as our Senior Vice President, Chief Medical Officer since April 2019. Dr. Attar joined Aprea from Agios Pharmaceuticals, a pharmaceutical company, where he was Senior Medical Director from 2016 to 2019, IDH Hematology Medical Lead from 2016 to 2019 and Medical Director from 2014 to 2016. While serving at Agios, Dr. Attar played a leadership role in the clinical development and approval of IDHIFA and TIBSOVO for patients with relapsed/refractory AML. Prior to Agios, he served on the clinical staff at the Massachusetts General Hospital Cancer Center, where Dr. Attar was a member of the Center for Leukemia and Assistant Professor of Medicine at Harvard Medical School. He completed his residency in Internal Medicine at Brigham and Women’s Hospital and held fellowships in hematology and oncology in the Dana-Farber Partners Cancer Care Hematology/Oncology Fellowship Program. Dr. Attar received his medical degree from the University of North Carolina School of Medicine.

Scott M. Coiante has served as our Senior Vice President, Chief Financial Officer since August 2019. Mr. Coiante joined Aprea from Agile Therapeutics (“Agile”), a women’s healthcare company, where he was Senior Vice President and Chief Financial Officer from 2010 to August 2019. While at Agile, he played a leadership role in the company and in the development of the internal finance and accounting infrastructure. Prior to joining Agile, from 2002 to 2010, he was Vice President of Finance and Treasurer at Medarex, Inc., formerly a NASDAQ listed biotech company that was acquired in 2009 by Bristol Myers Squibb. From 1989 to 2002, Mr. Coiante held management positions of increasing responsibilities at Ernst & Young LLP. Mr. Coiante received a B.S. in Accounting from Villanova University.

Gregory A. Korbel., Ph.D. has served as our Senior Vice President, Chief Business Officer since April 2021, having previously served as Vice President of Business Development since July 2016. Dr. Korbel has 12 years of experience in the biotechnology and pharmaceutical industries. Prior to joining Aprea, he was Director of Business Development and Operations at Novira, a privately held antiviral drug discovery company until it was acquired by Johnson & Johnson in December 2015 and served as Director of Research Operations subsequent to the acquisition. In addition to consulting for venture capital and biotechnology firms, he formerly served as Senior Scientist at Invitrogen/Life Technologies. Dr. Korbel received an M.B.A. from the Wharton School at the University of Pennsylvania, a Ph.D. in Chemistry from Harvard University and a B.A. from Vanderbilt University.

30

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers named in the “2020 Summary Compensation Table” below. In 2020, our named executive officers were Christian S. Schade, our Chairman and CEO; Eyal C. Attar, our Chief Medical Officer; and Scott M. Coiante, our Chief Financial Officer. We are an “emerging growth company,” within the meaning of the JOBS Act and a smaller reporting company under the Exchange Act and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Willis Towers Watson was our executive compensation consultant during 2020. In January 2021, Pay Governance became our executive compensation consultant. Willis Towers Watson reported and now Pay Governance reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of the committee’s executive compensation consultant attends Compensation Committee meetings.

Willis Towers Watson and now Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee has assessed the independence of both Willis Towers Watson and Pay Governance pursuant to the Nasdaq and SEC rules and the Compensation Committee has determined that the work performed by Willis Towers Watson and now Pay Governance for the Compensation Committee did not raise any conflicts of interest.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. Our CEO then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

2020 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2020 and December 31, 2019:

					Non-Equity
					Incentive
Name and					Plan	All Other
Principal			Bonus	Option Awards	Compensation	Compensation
Position	Year	Salary ($)	($)	($)(1)	($)(2)	($)	Total ($)
Christian S. Schade	2020	515,000	—	3,107,690	283,250	—	3,905,940
President and Chief Executive Officer	2019	446,360	—	3,021,059	210,148	—	3,677,567
Eyal C. Attar	2020	437,750	—	1,345,850	192,610	—	1,976,210
Chief Medical Officer	2019	301,250	—	766,208	121,825	—	1,189,283
Scott M. Coiante	2020	370,000	—	1,345,850	142,450	—	1,858,300
Chief Financial Officer	2019	143,182	50,000	1,488,633	127,604	—	1,809,419

(1)	Reflects the grant date fair value of option awards determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 9 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	The amounts represent annual performance cash bonuses earned in the applicable year

31

Non-Equity Incentive Plan Compensation

Each of our named executive officers are eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our Compensation Committee, in consultation with the Compensation Committee’s independent compensation consultant and upon review of the recommendations of our CEO for our other named executive officers. For 2020, the corporate performance goals related to completion of certain clinical development program goals with regard to ongoing clinical programs, initiation of new clinical trials, completion of certain research goals related to non-clinical development programs and, completion of certain corporate business and investor relations goals. At the beginning of the performance year, each officer is assigned a target bonus expressed as a percentage of his base salary. Actual bonus payments may be higher or lower than the target bonus amount, as determined by our Board or Compensation Committee, based on the achievement of the pre-established corporate and individual objectives. The target bonus amounts, as a percentage of base salary, in 2020 for Mr. Schade, Dr. Attar and Mr. Coiante were 50%, 40% and 35%, respectively.

In determining the amount of the annual cash bonuses, our Compensation Committee determines the level of achievement of the corporate goals and individual goals for each year. In determining the level of achievement for our other named executive officers, our Compensation Committee reviews and considers the recommendations of our CEO. These achievement levels are used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table above.

Equity Compensation

We have historically awarded equity compensation to our named executive officers based on their performance in the form of time-vesting stock options. We determine equity awards after considering Company and individual performance and information and recommendations provided by the Compensation Committee’s independent compensation consultant. With respect to our named executive officers other than our CEO, we also consider the input of our CEO when determining grant levels. In determining the grant levels, the Compensation Committee considers Company and individual performance, the recommendations received from the Compensation Committee’s independent compensation consultant and the CEO and reference to other competitive market factors in our industry.

Our stock option awards typically vest over a four-year period subject to the continued service of the employee through the applicable vesting date, with 25% of the stock options vesting on the first anniversary of the grant date and the remaining 75% of the stock options vesting ratably over the remaining 36 months. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

As part of an annual compensation evaluation of our named executive officers at the beginning of each year, the Compensation Committee considers granting other long-term incentive vehicles in addition to stock options. Beginning in 2021, the Compensation Committee, in consultation with its independent compensation consultant, awarded restricted stock units (RSUs) to the named executive officers and certain other employees. These RSUs vest over periods ranging from 18 months to three years.

32

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2020

The following table summarizes the number of shares of common stock underlying outstanding option awards for each named executive officer as of December 31, 2020. As of December 31, 2020, none of our named executive officers held any other outstanding equity awards with respect to the Company.

		Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying	Option
		Unexercised	Unexercised	Exercise	Option
	Grant	Options (#)	Options (#)	Price	Expiration
Name	Date	Exercisable (1)	Unexercisable (1)	($)	Date
Christian S. Schade	04/20/2016	527,936	—	0.92	09/14/2026
	11/24/2017	123,680	36,770 (2)	1.01	11/24/2027
	2/28/2019	166,163	196,374 (2)	3.19	02/28/2029
	10/02/2019	89,275	216,810 (3)	15.00	10/01/2029
	3/24/2020	—	127,000 (3)	35.50	03/24/2030

Eyal C. Attar, M.D.	03/25/2019	98,526	164,210 (2)	3.19	02/28/2029
	10/02/2019	22,642	54,988 (3)	15.00	10/01/2029
	3/24/2020	—	55,000 (3)	35.50	03/24/2030

Scott M. Coiante	08/05/2019	62,180	124,359 (2)	10.95	08/05/2029
	10/02/2019	43,990	106,834 (3)	15.00	10/01/2029
	3/24/2020	—	55,000 (3)	35.50	03/24/2030

(1)	Twenty-five percent of these options vested/will vest on the one-year anniversary of the grant date, with the remaining options vesting in equal monthly installments over the remaining 36 months, subject to the named executive officer’s continued service through the applicable vesting date.
(2)	These options are subject to accelerated vesting in the event the executive’s employment is terminated by us without “cause” or by him due to “good reason” within 12 months following a change in control.
(3)	These options are subject to accelerated vesting in full upon death, disability or a change in control of the Company and pro-rata vesting for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our named executive officers. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity and standard employee benefit plan participation. The Compensation Committee determined the terms of the employment agreements after considering the input of the Compensation Committee’s independent consultant and the Company’s historical practices. The Compensation Committee will periodically review and update senior management employment agreements, to be consistent with its peer group, with input from its independent compensation consultant. Except as noted below, these employment agreements provide for “at will” employment. The terms “cause,” “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement.

Christian S. Schade

We entered into an employment agreement with Mr. Schade which became effective in October 2019 in connection with the closing of the IPO. Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and

33

effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of 12 months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) 12 months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following “change of control,” Mr. Schade is entitled to 18 months of continued base salary rather than 12 months.

In the event that we terminate Mr. Schade with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Mr. Schade is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12-months post-termination.

Eyal C. Attar, M.D.

We entered into an employment agreement with Dr. Attar in which became effective in October 2019 in connection with the closing of the IPO. Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of nine months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following “change of control,” Dr. Attar is entitled to 12 months of continued base salary rather than nine months.

In the event that we terminate Dr. Attar with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

Under the employment agreement, Dr. Attar is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12-months post-termination.

Scott M. Coiante

We entered into an employment agreement with Mr. Coiante in which became effective in October 2019 in connection with the closing of the IPO. Under the terms of the employment agreement, in the event that he is terminated by us without “cause” or he terminates his employment for “good reason,” he will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of his then-current base salary for a period of nine months following termination, (ii) an annual bonus for the year of termination equal to his target annual bonus opportunity and prorated based on the number of days in the calendar year that have elapsed prior to the date of termination, and (iii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he and his dependents are eligible and for which he has appropriately elected through the earlier of (x) nine months following termination and (y) the date he becomes employed by another entity or individual. Upon a termination without “cause” or due to “good reason,” during the 12-month period following “change of control” Mr. Coiante is entitled to 12 months of continued base salary rather than nine months.

In the event that we terminate Mr. Coiante with cause, he resigns without good reason or he terminates due to death or disability, then he will not be entitled to receive severance benefits.

34

Under the employment agreement, Mr. Coiante is prohibited from disclosing our confidential information and is subject to non-competition and non-solicitation restrictive covenants for 12-months post-termination.

EQUITY AWARDS

The option award agreements provide for accelerated vesting in the event of certain qualifying termination events. For option awards granted prior to October 2019, unvested options will accelerate in the event the executive’s employment is terminated by us without “cause” or by him due to “good reason” within 12 months following a change in control. Option awards granted in October 2019 and thereafter will accelerate in full upon death, disability or a change in control of the Company and will accelerate on a pro-rata basis for a termination without cause prior to the one-year anniversary of the grant date with respect to the portion of the option that was scheduled to vest on the one-year anniversary of the grant date. In the case of a change in control, the options granted in October 2019 and thereafter will be cashed out based on the difference between the fair market value in the change in control and the exercise price.

RETIREMENT PLAN

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation , within the limits prescribed by the Internal Revenue Code of 1986, as amended (the “Code”), on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) Plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. The 401(k) plan authorizes employer discretionary match contributions. No employer match contributions were made during 2020.

EQUITY COMPENSATION PLAN INFORMATION

Number of Securities
	Number of		Remaining Available
	Securities to be Issued Upon	Weighted Average Exercise Price of	for Future Issuance
	Exercise of Outstanding	Outstanding Options, Warrants and	Under Equity
Plan Category	Options, Warrants and Rights	Rights	Compensation Plans
Equity Compensation Plans Approved by Security Holders	3,771,459 (1)	$9.10	1,830,804 (2)

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,771,459	$9.10	1,830,804

(1)	Represents shares issuable pursuant to outstanding stock options under our 2019 Stock Incentive Plan.
(2)	Includes 250,000 shares available for issuance under our 2019 Employee Stock Purchase Plan (“ESPP”).

35

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, we have engaged in the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any of their affiliates, had a direct or indirect material interest. We believe that all of these transactions were on terms comparable to terms that could have been obtained from unrelated third parties.

On September 20, 2019, we consummated the “Holdco Reorganization,” pursuant to which all of the issued and outstanding stock and options of Aprea AB, a corporation domiciled in Sweden, were exchanged for common stock, preferred stock or options, as applicable, of the Company. As a result of this corporate reorganization, Aprea AB became a wholly owned subsidiary of the Company.

Participation in initial public offering

Some of our existing investors and their affiliated entities purchased an aggregate of 2,783,333 shares of our common stock in our initial public offering at the initial public offering price. The participants in our initial public offering included the following holders of more than 5% of our capital stock or entities affiliated with them. The following table presents the number of shares issued to these related parties at the initial public offering price of $15.00 per share:

Stockholder (1)	Shares of common stock purchased	Aggregate purchase price
5AM Ventures	333,333	$4,999,995
HealthCap	266,667	$4,000,005
Janus Henderson Group	1,200,000	$18,000,000
Redmile Group	400,000	$6,000,000
Sectoral Asset Management	250,000	$3,750,000
Versant	333,333	$4,999,995

(1)	Additional details regarding these stockholders and their equity holdings is provided in “Security Ownership of Certain Beneficial Owners and Management.”

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2021 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 21,186,827 shares of our common stock outstanding as of April 19, 2021, the Record Date. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of April 19, 2021 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

5% or Greater Stockholders
HealthCap VII, L.P. (1)	2,366,104		11.2%
KDev Investments AB (2)	1,780,691		8.4%
Redmile Group, LLC (3)	1,268,718		6.0%
Versant Ventures V, LLC (4)	1,175,535		5.5%
Morgan Stanley (5)	1,072,411		5.1%

Named Executive Officers and Directors
Christian S. Schade (6)	1,047,993		4.7%
Eyal C. Attar, M.D. (7)	191,034		*
Scott M. Coiante (8)	166,882		*
Johan Christenson, M.D., Ph. D. (1)	2,366,104		11.2%
Bernd R. Seizinger, M.D., Ph.D. (9)	263,970		1.2%
John B. Henneman III (10)	12,670		*
Fouad Namouni, M.D.	--		*
Richard Peters, M.D., Ph.D.	--		*
Michael A. Kelly	--		*
All executive officers and directors as a group (9 persons) (11)	4,048,653		18.6%

*	Less than 1%
(1)	Share ownership information is based on a Schedule 13D filed by HealthCap VII, L.P. and affiliates on October 17, 2019 reporting ownership as of October 7, 2019. Such Schedule 13D reported that each of HealthCap VII, L.P. and HealthCap VII GP S.A. (the “HealthCap Entities”) holds shared voting and dispositive power over 2,366,104 shares. Johan Christenson, a partner of HealthCap VII Advisor AB and an advisor to HealthCap VII L.P., does not share voting and investment power over the shares held by any of the HealthCap Entities. Dr. Christenson disclaims beneficial ownership of all shares held by the HealthCap Entities except to the extent of his pecuniary interest therein. Dr. Christenson is a member of our Board. The address for the HealthCap Entities is 18 Avenue d’Ouchy, Lausanne, Switzerland CH-1006.
(2)	Share ownership information is based on a Schedule 13G/A filed by KDev Investments AB and affiliates on February 16, 2021 reporting ownership as of December 31, 2020. Such Schedule 13G/A reported that each of KDev

37

Investments AB, Karolinska Development AB and KCIF Co-Investment Fund KB (the “KDev Group Entities”) holds shared voting and dispositive power over 1,780,691 shares. The address for the KDev Group Entities is c/o KDev Group, Tomtebodavägen 23A, 171 65 Solna, Sweden.
(3)	Share ownership information is based on a Schedule 13G/A filed by Redmile Group, LLC and affiliates on February 16, 2021 reporting ownership as of December 31, 2020. Such Schedule 13G/A reported that each of Redmile Group, LLC and Jeremy C. Green holds shared voting and dispositive power over 1,268,718 shares. The address for each of the filers named above is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.
(4)	Share ownership information is based on a Schedule 13G/A filed by Versant Ventures V, LLC and affiliates on February 16, 2021 reporting ownership as of December 31, 2020. Such Schedule 13G/A reported that (i) Versant Ventures V, LLC holds shared voting and dispositive power over 1,175,535 shares, (ii) each of Versant Ventures V GP-GP (Canada), Inc. and Versant Ventures V (Canada), L.P. hold shared voting and dispositive power over 84,127 shares, (iii) Versant Venture Capital V (Canada) LP holds sole voting and dispositive power over 84,127 shares (iv) Versant Affiliates Fund V, L.P., holds sole voting and dispositive power over 33,251 shares, and (v) Versant Ophthalmic Affiliates Fund I, L.P. holds sole voting and dispositive power over 36,848 shares, and (vi) Versant Venture Capital V, L.P. holds sole voting and dispositive power over 1,105,436 shares (such entities collectively, the “Versant Entities”). The address for the Versant Entities is c/o Versant Ventures, One Sansome Street, Suite 3630, San Francisco, CA 94104.
(5)	Share ownership information is based on Schedule 13G filed by Morgan Stanley and Morgan Stanley Capital Services LLC on March 24, 2021 reporting ownership as of March 15, 2021. Such Schedule 13G reported that Morgan Stanley holds shared voting power over 1,069,711 shares and shared dispositive power over 1,072,411 shares, and that Morgan Stanley Capital Services LLC holds shared voting and dispositive power over 1,061,734 shares. The address for each of the filers named above is 1585 Broadway, New York, NY 10036.
(6)	Consists of (i) 160 shares of common stock held by Mr. Schade, (ii) 5,000 shares of common stock held by Mr. Schade’s spouse, (iii) 6,000 shares of common stock held by Mr. Schade’s adult children, and (iv) 1,036,833 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 19, 2021. Mr. Schade disclaims beneficial ownership of the shares held by his adult children.
(7)	Consists of (i) 331 shares of common stock held by Dr. Attar’s adult children, and (ii) 190,703 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 19, 2021. Dr. Attar disclaims beneficial ownership of the shares held by his adult children.
(8)	Consists of (i) 2,500 shares of common stock, and (ii) 164,382 shares of common stock issuable upon the exercise of stock options exercisable with 60 days of April 19, 2021.
(9)	Consists of 263,970 shares of common stock.
(10)	Consists of (i) 5,000 shares of common stock and (ii) 7,670 shares of common stock issuable upon the exercise of stock options exercisable with 60 days of April 19, 2021.
(11)	Consists of shares and stock options described in the applicable notes above.

38

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board of Directors does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board of Directors at the date this proxy statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 29, 2021 and also must otherwise comply with the requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 9, 2022 and no later than the close of business on March 11, 2022. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the consolidated financial statements, has been filed with the SEC and provides additional information about the Company. It is available on our corporate website at www.aprea.com and you may request a paper copy (excluding exhibits) without charge upon written request to Chief Financial Officer, Aprea Therapeutics, Inc., 535 Boylston Street, Boston, MA 02116. In addition, our 2020 Annual Report on Form 10-K is available to registered holders of our common stock at www.proxyvote.com.

39

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. APREA THERAPEUTICS, INC. 535 BOYLSTON STREET BOSTON, MA 02116 During The Meeting - Go to www.virtualshareholdermeeting.com/APRE2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52005-P56905 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APREA THERAPEUTICS, INC. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 1.ELECTION OF TWO CLASS II DIRECTORS AND ONE CLASS I DIRECTOR For ! ! ! Withhold ! ! ! 1a. Johan Christenson, M.D., Ph.D. (Class II) 1b. Fouad Namouni, M.D. (Class II) 1c. Richard Peters, M.D., Ph.D. (Class I) For Against Abstain ! ! ! 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The 2021 Annual Meeting of Stockholders of Aprea Therapeutics, Inc. will be held on Wednesday, June 9, 2021, 9:00 A.M. Eastern Time, virtually via the internet at www.virtualshareholdermeeting.com/APRE2021 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at www.proxyvote.com Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/APRE D52006-P56905 Proxy – APREA THERAPEUTICS, INC. 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – June 9, 2021 Christian S. Schade and Scott M. Coiante, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Aprea Therapeutics, Inc. to be held on June 9, 2021, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of the Director Nominees and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be signed on the reverse side)